UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2005

Collegiate Funding Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50846	04-3649118
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10304 Spotsylvania Avenue, Suite 100, Fredericksburg, Virginia		22408
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(540) 374-1600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On Thursday, December 15, 2005, Collegiate Funding Services, LLC ("CFS"), a wholly owned subsidiary of Collegiate Funding Services, Inc. ("CFSI"), and JPMorgan Chase Bank, N.A. ("JPMorgan Chase") entered into the First Amendment to the Loan Purchase Agreement, dated September 30, 2005 (the "Loan Purchase Agreement"), between CFS and JPMorgan Chase. A copy of the Loan Purchase Agreement was filed on November 7, 2005 as Exhibit 10.30 to CFSI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (File No. 000-50846). Under the terms of the amendment, JPMorgan Chase Bank has increased its commitment to purchase consolidation loans originated by CFS under the Federal Family Education Loan Program (FFELP) from $500 million to $800 million.

On Friday, December 16, 2005, Collegiate Funding Services Resources I, LLC, the conduit lenders party thereto, certain financial institutions parties thereto, as committed lenders, Citicorp North America, Inc. ("CNAI"), JPMorgan Chase Bank, N.A., and Bank of America, N.A. as funding agents, CNAI, as administrative agent, The Bank of New York, as indenture trustee, as eligible lender trustee, and as securities intermediary, Collegiate Funding Portfolio Administration, L.L.C., as administrator and Collegiate Funding Master Servicing, L.L.C., as master servicer, entered into a Second Amended and Restated Indenture (the "Second Amended and Restated Indenture"), which provides an eight-month $1.2 billion warehouse financing facility to fund the origination and purchase of FFELP loans. The warehouse facility provided pursuant to the Second Amended and Restated Indenture is secured by a portfolio of FFELP loans financed under the facility. The terms of the Second Amended and Restated Indenture are substantially the same as the Amended and Restated Warehouse Financing Indenture, dated as of November 4, 2004, by and among Collegiate Funding Services Resources I, LLC, the conduit lenders parties thereto, certain financial institutions parties thereto, as committed lenders, Citicorp North America, Inc., and JPMorgan Chase Bank, as funding agents, The Bank of New York, as indenture trustee and eligible lender trustee, Collegiate Funding Portfolio Administration, L.L.C., as administrator, and Collegiate Funding Master Servicing, L.L.C., as master servicer (the "Amended and Restated Indenture"), except that Bank of America, N.A. and certain conduit lenders have been added as parties to the Second Amended and Restated Indenture. A copy of the Amended and Restated Indenture was filed on March 29, 2005 as Exhibit 10.1.2 to CFSI’s 10-K for the year ended December 31, 2004 (File No. 000-50846).

On Tuesday, December 21, 2005, Collegiate Funding Services Resources I, LLC, the conduit lenders party thereto, certain financial institutions parties thereto, as committed lenders, Citicorp North America, Inc. ("CNAI"), JPMorgan Chase Bank, N.A., and Bank of America, N.A. as funding agents, CNAI, as administrative agent, The Bank of New York, as indenture trustee, as eligible lender trustee, and as securities intermediary, Collegiate Funding Portfolio Administration, L.L.C., as administrator and Collegiate Funding Master Servicing, L.L.C., as master servicer, entered into Amendment No. 1 to the Second Amended and Restated Indenture. Amendment No. 1 increased the warehouse facility, which is used to fund the origination and purchase of FFELP loans, from $1.2 billion to $1.6 billion.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Collegiate Funding Services, Inc.

December 21, 2005	By:	Kevin A. Landgraver

Name: Kevin A. Landgraver
Title: Chief Financial Officer and Executive President